Exhibit 10.1

RESTRICTED SHARE AWARD AGREEMENT

PURSUANT TO THE NEW VALLEY CORPORATION

2000 LONG-TERM INCENTIVE PLAN

     THIS RESTRICTED SHARE AWARD AGREEMENT, effective as of January 10, 2005, by and between New Valley Corporation, a Delaware corporation (the “Company”), and Howard M. Lorber (the “Executive”).

WITNESSETH:

     A. WHEREAS, the Executive serves as President and Chief Operating Officer of the Company, pursuant to an employment agreement dated as of June 1, 1995, which was amended effective as of January 1, 1996 (the “Employment Agreement”); and

     B. WHEREAS, the Company is desirous of providing an incentive to the Executive to reward his performance by awarding him a proprietary interest in the Company through ownership of an equity interest therein, which interest shall be subject to the restrictions on vesting and transferability hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

     1. Share Award.

     Subject to the terms and conditions of this Agreement, the Company hereby grants to the Executive 1,250,000 shares (collectively, the “Award Shares”) of its Common Shares, $.01 par value per share (the “Common Shares”), pursuant to the Company’s 2000 Long-Term Incentive Plan as in effect and amended from time to time (the “Plan”). Except to the extent otherwise provided herein, the Award Shares shall vest in the Executive to the extent of a block of 178,571 shares on July 15, 2005, an additional block of 178,571 shares shall so vest on each of the five succeeding one-year anniversaries thereof through and including July 15, 2010 and an additional block of 178,574 shares shall so vest on January 15, 2011.

     2. Issuance; Transfer Restrictions.

     Certificates for the Award Shares shall be issued in the name of the Executive as soon as practicable after the date hereof, provided the Executive has (i) executed appropriate blank stock powers and any other documents which the Company may reasonably require and (ii) delivered to the Company a check for $12,500, representing the par value of the Award Shares. The certificates for the unvested Award Shares shall be deposited, together with the stock powers, or other documents required by the Company, with the Company. Except to the extent provided in Section 7 hereof or as otherwise provided by the terms of this Agreement, upon deposit of such unvested Award Shares with the Company, the Executive shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions, if any, paid or made with respect to such shares. Upon vesting of any portion of the Award Shares, the Company shall cause a stock certificate for such shares to be delivered to the Executive. No interest in this Agreement or in any portion of the Award Shares may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, nor shall certificates for any Award Shares be delivered to the Executive, except to the extent of any portion of the Award Shares that has vested in the Executive in accordance with the terms hereof.

     3. Certificates Legended.

     In addition to any legend required by Section 8.1 of the Plan, the Executive acknowledges that certificates for the Award Shares shall bear a legend to the following effect:

     “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT, AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL

SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

     The Company shall enter in its records a notation of the foregoing legend and of the restrictions on transfer provided therein.

     4. Termination of Employment.

     Except to the extent provided in Section 5 hereof, in the event the Executive’s employment with the Company is terminated for any reason, any remaining balance of the Award Shares not theretofore vested shall be forfeited by the Executive and transferred back to the Company, without payment of any consideration by the Company.

     5. Vesting.

     In the event of (i) the death or Disability of the Executive or (ii) the occurrence of a Change of Control of the Company or of Vector Group Ltd. (formerly Brooke Group Ltd.), any remaining balance of the Award Shares not theretofore vested in the Executive shall vest immediately in the Executive. For purposes of this Agreement, the term “Change of Control” is as defined in Section 6(f) of the Employment Agreement, other than any Change of Control arising by reason of a testamentary bequest by Bennett S. LeBow to or for the benefit of his surviving spouse of any or all securities of the Company or of Vector Group Ltd. beneficially owned by him as of his date of death so long as, following the bequest, the event referenced in Section 6(f)(ii) of the Employment Agreement shall not have occurred.

6. Adjustment of Award Shares.

     In the event of any change in the outstanding shares of the same class of shares of the Company as the Award Shares by reason of a stock dividend, recapitalization, merger, consolidation, split-up, subdivision, contribution or exchange of shares, or the like, the aggregate number and kind of Award Shares shall be proportionately adjusted by the Company.

7. Dividend Payments.

     With respect to any unvested portion of the Award Shares, the Executive shall be entitled to receive a payment equal to the amount that would otherwise have been paid on or after the date hereof as dividends or other distributions on the Award Shares had such unvested portion been vested in the Executive as of the record date for such dividend or other distribution, provided such payment shall only be made to the Executive at the time of vesting of the unvested portion of the Award Shares on which such dividend or other distribution was paid.

8. Limitations.

     Nothing in this Agreement shall be construed to provide the Executive any rights whatsoever with respect to the Award Shares except as specifically provided herein, or constitute evidence of any agreement or understanding, express or implied, that the Company shall employ the Executive other than as provided in the Employment Agreement.

     9. Investment Intent.

     The Executive is acquiring the Award Shares solely for his own account for investment and not with a view to or for sale in connection with any distribution of the Award Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Award Shares or any portion thereof in any transaction other than a transaction registered under or exempt from registration under the Securities Act of 1933, as amended. The Executive further represents that the entire legal and beneficial interest of the Award Shares shall be held (subject to the terms hereof) for the Executive’s account only and neither in whole or in part for any other person.

     10. Tax Withholding.

     The Company may, in its discretion, require the Executive to pay to the Company, at the time any portion of the Award Shares vests in the Executive or any amounts are paid under

Section 7, an amount that the Company deems necessary to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason thereof.

     11. Incorporation by Reference; Plan Document Receipt.

     This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Executive hereby acknowledges receipt of a true copy of the Plan and that the Executive has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

     12. Miscellaneous.

     a. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     b. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or overnight delivery service or mailed within the continental United States by first class, certified mail, return receipt requested, to the applicable party and addressed as follows:

if to the Company:

New Valley Corporation
100 S.E. Second Street, 32nd Floor
Miami, Florida 33131

Attn: Executive Vice President
and General Counsel

if to the Executive:

Howard M. Lorber
70 East Sunrise Highway
Suite 411
Valley Stream, New York 11581

Addresses may be changed by notice in writing signed by the addressee.

     c. This Agreement shall not entitle the Executive to any preemptive rights to subscribe to any securities of any kind hereinafter issued by the Company.

     d. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on the Executive herein set forth, be binding upon and inure to the benefit of the Executive, his heirs, executors, administrators, successors and assigns.

     e. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Board or the Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan; provided, however, that no such modification or amendment shall materially adversely affect the rights of the Executive under this Agreement without the consent of the Executive. The Company shall give notice to the Executive of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof. This Agreement may also be modified or amended by a writing signed by both the Company and the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NEW VALLEY CORPORATION
By:	/s/ Richard J. Lampen
Richard J. Lampen
Executive Vice President

/s/ Howard M. Lorber
Howard M. Lorber